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                                                                  Exhibit 99.1



                        REPORT OF INDEPENDENT AUDITORS ON
                          FINANCIAL STATEMENT SCHEDULE



To the Board of Directors
of HealthGate Data Corp.

Our audits of the consolidated financial statements of HealthGate Data Corp. referred to in our report dated March 29, 2004 (which report and consolidated financial statements are included in this Annual Report on Form 10-K) also included an audit of the financial statement schedule listed in Item 15(a)(2) of this Form 10-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.


PricewaterhouseCoopers LLP

Boston, Massachusetts
March 29, 2004


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                                   HEALTHGATE DATA CORP
                     SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS


                                          BALANCE AT             CHARGES TO                      BALANCE AT
                                         BEGINNING OF            COSTS AND                         END OF
                                             YEAR                 EXPENSES        DEDUCTIONS        YEAR
                                         ------------            ----------       ----------     ----------
2003
Allowance for doubtful accounts.......     $3,781                  $--             $(1,963)        $1,818

2002
Allowance for doubtful accounts.......     20,740                   --             (16,959)         3,781

2001
Allowance for doubtful accounts.......    190,625                   --            (169,885)        20,740